Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of City Holding Company and Subsidiaries:

1)Registration Statement (Form S-8 No. 333-189055) of City Holding Company pertaining to the 2013 Incentive Plan, and
2)Registration Statement (Form S-8 No. 333-271921) of City Holding Company pertaining to the 2023 Incentive Plan of our report dated February 26, 2025, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of City Holding Company and Subsidiaries, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Washington, D.C.
February 26, 2025